Exhibit 99.2
Fourth Quarter 2006 Earnings Conference October 30, 2006

forward-looking statements This presentation contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon management's belief and assumptions made by, and information currently available to, management. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of numerous factors including factors identified from time to time in our filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.

Opening Remarks Steven Boss, CEO

Organic Customer Growth strategies for growth

National Electric Sales large market opportunity ^ $450 billion * DEO/EIA Annual Energy Outlook 2/2006 Natural Gas 21% 38% $150 Billion in 2006 sales * 41% Industrial Residential Commercial Electricity $300 Billion in 2006 sales * Residential Industrial Commercial 21% 37% 42%

States - 12 California Gas and Power Georgia Gas Ohio Gas New Jersey Power New York Gas Maryland Gas and Power Michigan Power Pennsylvania Gas and Power Texas Power Nevada * Gas Florida * Gas Kentucky* Gas * HESCO acquisition, Sept. 2006 market diversification strategies for growth Organic Customer Growth Investments in Infrastructure Mergers & Acquisitions Strategic Wholesale Supply Partners

2006 highlights Foundation laid for strong customer growth 21,000 Customer Adds in fourth quarter Solid Earnings Growth Q4 Gross Profit Up 77% Realization of Acquisition Synergies Full year G&A Down 14% Working Capital Credit Facility Key for volatile energy prices A Dedicated & Talented Team

Financial Review Lawrence Clayton, CFO

Net Income (loss) ^ $3.1M 4th quarter results - $ in charts in thousands $(2,405) $651 Gross Profit ^ $3.8M $8,678 $4,901 Net Revenues ^ $13.5M Volumes - Electricity Gas MWh DTH 553k 423k 658k 657k $52,303 $65,831

4th quarter results - $ in charts in thousands Sales & Marketing ^ $0.8M $1,885 $1,095 G & A ^ $1.9M $8,475 $6,572

full year results - $ in charts in thousands Gross Profit ^ $0.6M $28,791 $28,182 Net Loss ^ $3.9M $(2,239) $(6,114) Operating Exp. ^ $3.4M Net Revenues ^ $6.8M $253,853 $247,080 S&M G&A $32,170 $35,585

FY 2006 customer count 7/31/05 10/31/05 1/31/06 4/30/06 7/31/06 137,000 125,000 128,000 134,000 140,000 21,000 Customer Adds in Q4 2006 Annual Churn of 30%

Assets $ Thousands 7/31/2006 7/31/2005 Unrestricted Cash & Equivalents $ 22,941 $ 33,344 Accounts Receivable 30,650 27,843 Other Current Assets 11,405 8,103 Restricted Cash and Deposits 19,623 19,569 PP&E, Intangibles and Other Assets 14,457 13,773 Total Assets $ 99,076 $ 102,632 Liabilities and Stockholders' Equity 7/31/2006 7/31/2005 Accounts Payable and Accrued Liabilities $ 32,743 $ 32,571 Stockholders' Equity 66,333 70,061 Total Liabilities and Stockholders' Equity $ 99,076 $ 102,632 Total Cash and Deposits $ 42,564 $ 52,913 Debt $ 0 $ 0 balance sheet summary

2007 annual earnings & customer guidance 2005 Actual 2006 Actual 2007 Estimate Customers: 140,000 137,000 208,000 $(0.20) $(0.07) $600,000 to $2.1M, or EPS of $0.02 - $0.07

Sales & Marketing Thomas Ulry SVP Sales & Marketing

key growth markets Markets C&I Mass Markets Gas Power Gas Power California Maryland Ohio Texas

mass market growth TX Customers: 5.6 m Revenue $12.7 b Gross Margin $1.4 b Customers: 1.2 m Revenue: $3.5 b Gross Margin: $380 m MD OH Customers: 3.2 m Revenue: $3.8 b Gross Margin: $390 m KEMA, Brown's Directory & Internal Estimates April 2006 TOTAL: Customers: 10 m Revenue: $20 b Gross Margin: $2+ b (gas) (power) (power)

customer acquisition activities Sales activities Professional Sales / Account Executives Telesales Door-to-door Network Marketing Brokers & Consultants Affinity Marketing activities Direct mail Advertising via print and radio

1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 2007 customer acquisition Expected contribution from mass market channels customer acquisition mass market economics Payout Gross Margin* Cost to Acquire* (in Months)* Small Business $170 - $320 $100 - $250 4 - 12 Residential $60 - $220 $20 - $125 4 - 12 Gross Margin varies between commodities and is dependent on location in the U.S. Cost to Acquire varies between our channels Payout is largely dependent on the time of year the customer is acquired *Estimated average amounts

150% increase in 2007 customer adds Customer Adds & Drops 2007* 208,000 2006 137,000 2005 140,000 Year-End Customer Count 2006 2007 71,000 Net Customer Adds in 2007 Churn rate declines to 20% from 30% *forecasted gross margin from new customers $18M originated in 2007 Origination improvement of 145% Backlog increase of 127% Origination Backlog (End of Year) $ 7.4M $ 7.5M $18.4M $16.8M* * Assumes 80% renewal of 2006 sales

Commentary Steven Boss, CEO

strategies for growth Organic Customer Growth Investments in Infrastructure Mergers & Acquisitions Strategic Wholesale Supply Partners

HESCO acquisition Purchased 300 C&I accounts for approximately $4 million Tripled natural gas volumes Anticipate annual natural gas revenues of nearly $100 million Expected to be immediately accretive to fiscal 2007 operating results Strategic Supply Partnership

Sustained growth at Commerce! Phase 1 - Sustainable foundation Phase 2 - Strong customer growth Phase 3 - Leverage growth for profitability

Closing Comments